POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby
constitutes and appoints each of Michael R. Putnam and
Jeffrey S. Brown, or either of them signing singly, and
with full power of substitution, the undersigned,s true
and lawful attorney in fact to:
(1) prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities
and Exchange Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of
reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
ManTech International Corporation (the "Company"), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5, complete
and execute any amendment or amendments thereto, and timely
file such form with the SEC and any stock exchange or
similar authority; and
(4) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney in fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney in fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney in fact
may approve in such attorney in fact's discretion.
The undersigned hereby grants to each such attorney in fact
full power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper
to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney in fact, or such
attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney
and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys in fact, in
serving in such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16
of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4 and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF,the undersigned has caused this Power
of Attorney to be executed as of this 9 day of March, 2009.

   Signature
   /s/ Louis M. Addeo

   Print Name
   Louis M. Addeo